Exhibit 10.1

FIFTH AMENDMENT TO FINANCING AGREEMENT

THIS FIFTH AMENDMENT TO FINANCING AGREEMENT (this “Amendment”) dated as of August 25, 2005 by and among EAGLE FAMILY FOODS HOLDINGS, INC., a Delaware corporation (the “Parent”), EAGLE FAMILY FOODS, INC., a Delaware corporation (the “Borrower”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with the Parent, each a “Guarantor” and collectively, the “Guarantors”), the financial institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), FORTRESS CREDIT OPPORTUNITIES I LP, a Delaware limited partnership (“Fortress”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and CONGRESS FINANCIAL CORPORATION (CENTRAL) (“Congress”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Agents are parties to a Financing Agreement, dated as of March 23, 2004 (as amended, modified or supplemented from time to time, the “Financing Agreement”), pursuant to which the Lenders have extended credit to the Borrower consisting of a (a) Revolving A Credit Commitment in an aggregate principal amount not to exceed $40,000,000 outstanding at any time, and (b) Revolving B Credit Commitment in an aggregate principal amount not to exceed $63,000,000 (subject to certain decreases set forth therein) outstanding at any time;

WHEREAS, the Borrower has requested that the Financing Agreement be amended to, (i) increase the amount of Capital Expenditures permitted by Section 7.02(g) in the Fiscal Year ending June 30, 2005 and (ii) decrease the amount of Capital Expenditures permitted by Section 7.02(g) in the Fiscal Year ending June 30, 2006; and

WHEREAS, the Agents and the Lenders are willing to so amend the Financing Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms used in this Amendment and not otherwise defined shall have their respective meanings set forth in the Financing Agreement.

2. Amendments to Financing Agreement. Clause (g) of Section 7.02 of the Financing Agreement is hereby amended in its entirety to read as follows:

“Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed (i) $14,000,000 for the Fiscal Year ending June 30, 2005, (ii) $6,000,000 for the Fiscal

Year ending June 30, 2006 and (iii) $1,500,000 for any Fiscal Year thereafter. Notwithstanding the foregoing, to the extent that the aggregate amount of Capital Expenditures made by the Loan Parties and its Subsidiaries in any Fiscal Year pursuant to this Section 7.02(g) is less than the amount set forth for such Fiscal Year, the amount of such difference (the “Rollover Amount”) may be carried forward and used to make Capital Expenditures in the next succeeding Fiscal Year; provided, that any Rollover Amount carried forward to the next succeeding Fiscal Year shall not be deemed to have been utilized to make Capital Expenditures until after the utilization of the amount set forth above in Section 7.02(g) for Capital Expenditures permitted to be made in such Fiscal Year, and may not be carried forward to any subsequent Fiscal Year.”

3. Conditions to Effectiveness. This Amendment shall become effective on the later of (i) the date hereof and (ii) satisfaction in full, in a manner satisfactory to the Collateral Agent, of the following conditions precedent (other than the conditions set forth in clause (b)) (such date, the “Amendment Effective Date”):

(a) Delivery of Documents. The Collateral Agent shall have received on or before the Amendment Effective Date, (i) counterparts to this Amendment signed by each of the Loan Parties, the Lenders and the Agents, and, unless indicated otherwise, dated the Amendment Effective Date in form and substance satisfactory to the Collateral Agent, and (ii) such other agreements, instruments, approvals, opinions and other documents as any Agent may reasonably request from the Loan Parties.

(b) Representations and Warranties. The representations and warranties contained in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Amendment Effective Date are true and correct in all material respects on and as of such date as though made on and as of such date (except that any representation and warranty expressly made as of a specific date shall be true and correct only as of such specific date), and no Default or Event of Default shall have occurred, assuming effectiveness of this Amendment, and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(c) Legal Matters. All legal matters incident to this Amendment shall be satisfactory to the Collateral Agent and its counsel.

(d) Payment of Expenses. The Borrower will pay on demand all reasonable fees, costs and expenses of the Collateral Agent in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Collateral Agent.

4. Representations and Warranties. Each Loan Party that is a party to the Financing Agreement hereby represents and warrants to the Agents and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Amendment Effective Date are true and correct in all material respects on and as of such date as though made on and as of such date (except that any representation and warranty made as of a specific date shall be true and correct only as of such specific date), and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings under the Financing Agreement, as amended hereby, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Authorization, Etc. The execution, delivery and performance by each Loan Party of this Amendment, the Financing Agreement, as amended hereby and each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any other Loan Document, any Material Contract or any other contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operation or any of its properties, which, in the case of this clause (iv), could reasonably be expected to have a Material Adverse Effect.

(d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment, the Financing Agreement, as amended hereby or any Loan Document to which it is or will be a party except for such of the foregoing that will have been made or obtained on or before the Amendment Effective Date and filings necessary to perfect security interests under the Loan Documents.

(e) Enforceability of Loan Documents. This Amendment, the Financing Agreement, as amended hereby and, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

5. Continued Effectiveness of Financing Agreement. Each Loan Party hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, or to grant to the Collateral Agent, a Lien on any collateral as security for the Obligations of the Borrower from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

6. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e) This Amendment is not, and shall not be deemed to be, a waiver of, or a consent to any Event of Default, event with which the giving of notice or lapse of time or both may result in an Event of Default, or other noncompliance now existing or hereafter arising under the Financing Agreement and the other Loan Documents.

7. The Borrower will pay on demand all reasonable out-of-pocket costs and expenses of the Collateral Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of legal counsel to the Collateral Agent.

8. THE LOAN PARTIES, THE AGENTS AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE AGENTS OR THE LENDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

EAGLE FAMILY FOODS, INC.

By:	/s/ Michael P. Conti
Name:	Michael P. Conti
Title:	VP Finance

GUARANTOR:

EAGLE FAMILY FOODS HOLDINGS, INC.

By:	/s/ Michael P. Conti
Name:	Michael P. Conti
Title:	VP Finance

MILNOT COMPANY

By:	/s/ Michael P. Conti
Name:	Michael P. Conti
Title:	VP Finance

COLLATERAL AGENT AND LENDER:

FORTRESS CREDIT OPPORTUNITIES I LP

By:	Fortress Credit Opportunities I GP LLC, its general partner

By:	/s/ Marc K. Furstein
Name:	Marc K. Furstein
Title:	Chief Operating Officer

ADMINISTRATIVE AGENT AND LENDER:

CONGRESS FINANCIAL CORPORATION (CENTRAL)

By:	/s/ M. Galovic Jr.
Name:	M. Galovic Jr.
Title:	VP

LENDERS:

ABLECO FINANCE LLC, on behalf
of itself and its affiliate assigns

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	SVP

OAK HILL SECURITIES FUND, L.P.

By:	Oak Hill Securities GenPar, L.P.
its General Partner

By:	Oak Hill Securities MGP, Inc.,
its General Partner

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Vice President

OAK HILL SECURITIES FUND II, L.P.

By:	Oak Hill Securities GenPar II, L.P.
its General Partner

By:	Oak Hill Securities MGP II, Inc.,
its General Partner

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Vice President

OAK HILL CREDIT ALPHA FUND, LP

By:	Oak Hill Credit Alpha GenPar, L.P.,
Its General Partner

By:	Oak Hill Credit Alpha MGP, LLC,
Its General Partner

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Vice President

OAK HILL CREDIT ALPHA FUND (OFFSHORE), LTD.

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Vice President